UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2018

THE HANOVER INSURANCE GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 Lincoln Street Worcester, Massachusetts		01653
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Agreement for the Sale and Purchase of Shares

On September 13, 2018, The Hanover Insurance Group, Inc. (the “Company”) entered into an Agreement for the Sale and Purchase of Shares in the Capital of The Hanover Insurance International Holdings Limited, Chaucer Insurance Company Designated Activity Company and Hanover Australia HoldCo Pty Ltd., dated September 13, 2018 (the “SPA”), by and among the Company and China Reinsurance (Group) Corporation (the “Buyer”), a joint stock limited company incorporated in The People’s Republic of China and listed on the Hong Kong Stock Exchange, pursuant to which (i) the Company intends to sell one hundred percent (100%) of its ownership interest in each of The Hanover Insurance International Holdings Limited (“HIIH”) and Hanover Australia HoldCo Pty Ltd., and (ii) The Hanover Insurance Company intends to sell one hundred percent (100%) of its ownership interest in Chaucer Insurance Company Designated Activity Company (“Chaucer Dublin”) (collectively, “Chaucer” and, the ownership interests in (i) and (ii), collectively, the “Shares”). HIIH is indirectly the parent of Chaucer Syndicates Limited and related companies. The Shares collectively constitute the Company’s “Chaucer segment”.

The Buyer will pay cash consideration of $820 million for the Shares. In addition, the Buyer will pay up to an additional $45 million in contingent consideration, which may be adjusted downward depending on the amount of catastrophe losses suffered by Chaucer for catastrophes occurring during 2018, measured at June 30, 2019. To the extent Chaucer’s catastrophe losses exceed 10% of the net premiums earned by Chaucer in 2018, the contingent consideration will be reduced on a dollar-for-dollar basis. The sale is structured as a “locked box” transaction, which provides, with certain exceptions, for the transfer of the risks and rewards of ownership from the Company to the Buyer as of March 31, 2018, and which provides for the downward adjustment of the consideration equivalent to the transfer of certain economic benefits from Chaucer to the Company after March 31, 2018. In addition, and in accord with the SPA, the Company received an $85 million dividend from Chaucer after March 31, 2018 that does not reduce the consideration.

The SPA contains various customary representations and warranties, as well as specific indemnities, from each of the Company and the Buyer. The Company has also agreed to various customary covenants, including but not limited to, conducting its business in the ordinary course and not engaging in certain types of transactions during the period between the execution of the SPA and the closing of the transactions.

Consummation of the transaction is subject to customary closing conditions, including approval of the transaction by the Buyer’s shareholders. Further conditions include receipt of certain regulatory approvals, including approval of the U.K. Prudential Regulation Authority, the U.K. Financial Conduct Authority, the Society and Corporation of Lloyd’s, the Monetary Authority of Singapore, the Central Bank of Ireland, the China Banking and Insurance Regulatory Commission (“CBIRC”), National Development and Reform Commission (“NDRC”), the Dubai Financial Services Authority and approval pursuant to the Australian Foreign Acquisitions and Takeovers Act 1975 and Council Regulation (EC) 139/2004 and the absence of any law or action restraining the transaction. The transaction is also subject to the condition that no material adverse effect has occurred between the date of the SPA and the closing of the transaction. Catastrophe losses for 2018 catastrophes, however, are addressed through adjustments to contingent consideration, as noted above. The Company and the Buyer make customary covenants to use their respective reasonable endeavors (subject to certain limitations) to take actions necessary to cause the conditions to closing to be satisfied.

The SPA also contains termination rights and provides that, with certain exceptions, upon termination of the SPA by the Company due to the failure of the Buyer to obtain approval of its shareholders, the failure of the Buyer to obtain approval of the CBRIC and make all filings with the NDRC, or the failure of the Buyer to obtain any other required regulatory approval from any authority in The People’s Republic of China, in each case by December 31, 2018, or any preliminary or permanent injunction is issued or other impediment is imposed by a governmental agency of The People’s Republic of China, the Buyer will pay the Company a termination fee of $57.4 million.

The SPA also prevents the Company, for 18 months following closing of the transaction, from acquiring control of another Lloyd’s managing agent (subject to certain exceptions), and from soliciting senior employees of Chaucer, in each case subject to customary carve-outs.

The SPA requires that at closing, the Company be relieved of specified contingent liabilities relating to its financial guarantees of Chaucer’s pension plan and letter of credit supporting Chaucer’s Funds at Lloyd’s obligation, and reinsurance and guarantee obligations supporting Chaucer Dublin.

The foregoing description of the SPA and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the SPA, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The SPA has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, the Buyer or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the SPA were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement and are subject to limitations agreed upon by the contracting parties. The representations and warranties are made for the purposes of allocating contractual risk between the parties to the SPA instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and separately provided disclosures. Investors and security holders are not third-party beneficiaries under the SPA and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Buyer or any of their respective affiliates or businesses. Moreover, the assertions embodied in the representations and warranties contained in the SPA are qualified by information in confidential disclosure letters that the parties have exchanged. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts of the Company, the Buyer or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the SPA, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Waiver Letter

On September 11, 2018, the Company entered into a waiver (the “Waiver”) with respect to the Amended and Restated Guaranty (the “Guaranty”), dated as of October 27, 2017, among the Company and Lloyds Bank plc, as Facility Agent (in such capacity, the “Facility Agent”) and as Security Agent (in such capacity, the “Security Agent”), pursuant to which the Facility Agent, from the date of the Waiver through March 31, 2019, (i) waives any breach of the lien covenant and the disposition of assets covenant that would occur solely as a result of the Company entering into the SPA, and (ii) agrees that no default will occur as a result of the Company entering into the SPA. The Waiver terminates upon termination of the SPA or the sale contemplated by the SPA and does not cover the closing under the SPA. Instead, the Company anticipates that the Guaranty will be terminated upon the closing of the transactions contemplated by the SPA.

The foregoing description of the Waiver and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Waiver, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment No. 2 to Credit Agreement

On September 11, 2018, the Company entered into Amendment No. 2 (the “Amendment”) with respect to the Credit Agreement, dated as of November 12, 2013 (as amended by the Amendment No. 1, dated as of June 7, 2018, the “Credit Agreement”), among the Company, the financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), pursuant to which (i) effective as of the date of the Amendment, the lien covenant and disposition of assets covenant in the Credit Agreement are amended to permit the Company to enter into the SPA, and (ii) effective as of the closing of the transactions under the SPA, the Credit Agreement will be amended to remove certain provisions relating to Chaucer Syndicates Limited.

The foregoing description of the Amendment and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.01.	REGULATION FD DISCLOSURE

On September 13, 2018, the Company issued a press release announcing the signing of the SPA. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Document

Exhibit 2.1	Agreement for the Sale and Purchase of Shares in the Capital of The Hanover Insurance International Holdings Limited, Chaucer Insurance Company Designated Activity Company and Hanover Australia HoldCo Pty Ltd., dated September 13, 2018, by and among the Company and China Reinsurance (Group) Corporation

Exhibit 10.1	Waiver, dated September 11, 2018, among The Hanover Insurance Group, Inc. and Lloyds Bank plc, as facility agent and as security agent

Exhibit 10.2	Amendment No. 2, dated September 11, 2018, among The Hanover Insurance Group, Inc., the financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent

Exhibit 99.1	Press Release dated September 13, 2018

EXHIBIT INDEX

Exhibit No.	Document

Exhibit 2.1	Agreement for the Sale and Purchase of Shares in the Capital of The Hanover Insurance International Holdings Limited, Chaucer Insurance Company Designated Activity Company and Hanover Australia HoldCo Pty Ltd., dated September 13, 2018, by and among the Company and China Reinsurance (Group) Corporation

Exhibit 10.1	Waiver, dated September 11, 2018, among The Hanover Insurance Group, Inc. and Lloyds Bank plc, as facility agent and as security agent

Exhibit 10.2	Amendment No. 2, dated September 11, 2018, among The Hanover Insurance Group, Inc., the financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent

Exhibit 99.1	Press Release dated September 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HANOVER INSURANCE GROUP, INC.

By:	/s/ J. Kendall Huber
Name:	J. Kendall Huber
Title:	Executive Vice President, General Counsel and Asst. Secretary

Date: September 13, 2018

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